SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported):
                               September 18, 1997

                          ---------------------------


                           TROPIC COMMUNICATIONS, INC.
             (Exact Name of Registrant as specified in its Charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-14361                                               31-1166419
(Commission File Number)                              (IRS Employer I.D. Number)


                3021 Bethel Road, Suite 208, Columbus, Ohio 43220
            (Address of Principal Executive Offices, incl. Zip Code)

Registrant's telephone number, incl. Area code:  614-538-0660

Item 1.   Changes in Control of Registrant

On September 18, 1997, Tropic Communications, Inc., a Delaware corporation (the "Company"), issued 26,900,000 shares of its $.15 par value common stock to the three shareholders of R.A. Logistics, Inc., Messrs Angel Munoz, Ronald Vimo and Scott Villanueva, in a tax free stock for stock exchange for 100% of the issued and outstanding capital stock of R.A. Logistics, Inc. a Delaware corporation (the "Acquisition"). R.A. Logistics, Inc. is a newly formed holding company owning 100% of the issued and outstanding capital stock of two subsidiary corporations, B. Airways, Inc. a Florida corporation and B. Airways Air Cargo, Inc. a Florida corporation. None of the shareholders of R.A. Logistics, Inc. individually hold a controlling interest in the Company, and these shareholders do not have a voting agreement, however, the interests of these shareholders when aggregated will represent a controlling interest in the Company. These shareholders have also been appointed to be members of the Company's board of directors and to serve as the Company's principal executive officers. See
Exhibit 10.91 hereto.

          To the best of the knowledge and belief of the Company there are no existing arrangements or understandings between any shareholder, officer or director and/or their associates concerning election of directors or other matters.

Item 2.   Acquisition and Disposition of Assets

          The Acquisition is the acquisition of significant subsidiary companies which are anticipated to have a significant effect on the future operations of the Company. The date of closing is September 18, 1997. The acquisition was a tax free exchange of voting common stock solely for voting common stock. The consideration given was 26,900,000 shares of the Company's $.15 par value voting common stock solely in exchange for 100% of the issued and outstanding capital stock of the acquired company and its two wholly-owned subsidiaries. The consideration was distributed to and the capital stock of the acquired company was received from Messrs Angel Munoz, Ronald Vimo and Scott Villanueva. There was no relationship between the buyer or sellers and the Company or of any of their affiliates. The businesses acquired are newly formed to conduct the air freight conslidation business of Messrs Munoz and Vimo, the Company has acquired such personal property and furniture and fixtures as is incidental to the operation of the business but has no interest in and has not assumed any liabilities associated with any of their prior business or businesses. The business of B. Airways, Inc. includes a pending application with the the U.S. Department of Transportation and the Federal Aviation Authority for operation as a Part 135 all cargo air carrier and a lease for a DC-3 aircraft.

Item 5.   Other Events.

          Effective on September 19, 1997, by written action of a majority of the shareholders, the shareholders elected Messrs Angel Munoz, Ronald Vimo and Scott Villanueva as directors of the Company to serve as members of the board of directors until the next annual meeting of shareholders or until their successor is duly appointed and qualified.

Effective on September 19, 1997 the board of directors of the Company accepted the resignation of Mr. James B. Dwyer, III, Rev. Jerald K. Rayl and Mr. Thomas
E. Reynolds from their positions as members of the board of directors and appointed new officers of the Company being Mr. Angel Munoz, President, Mr. Ronald Vimo, Vice-President, Mr. Scott Villanueva, Secretary and Mr. John E. Rayl, Treasurer.

The Company has entered into Employment Agreements effective as of September 2, 1997 with Mr. Angel Munoz, President, Mr. Ronald Vimo, Vice-President, Mr. Scott Villanueva, Secretary. See Exhibits 10.92,10.93 and 10.94 hereto.
Item 7.   Financial Statements and Exhibits.

(a)       Financial Statements.  See Exhibit D to Exhibit 10.91 hereto.

(b)       Pro Forma Financial Information.  Not required.

(c) Exhibits. The following exhibits are filed as exhibits to the Form 8-K. References in the list of exhibits to the "Company" refer to Tropic Communications, Inc.

          10.91 Stock Exchange Agreement dated as of September 2, 1997.

          10.92 Employment Agreement dated as of September 2, 1997 by and between the Company and Mr.Angel Munoz.

          10.93 Employment Agreement dated as of September 2, 1997 by and between the Company and Mr.Ronald Vimo.

          10.94 Employment Agreement dated as of September 2, 1997 by and between the Company and Mr.Scott Villanueva

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:    October 3, 1997                    TROPIC COMMUNICATIONS, INC.

                                              By: /s/ Scott Villanueva
                                                  Scott Villanueva, Secretary